UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 700, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2017, BioScrip, Inc. (the “Company”) and its subsidiaries entered into various agreements pursuant to which they will issue new senior secured notes, common stock and warrants to purchase common stock and refinance their existing senior secured credit facilities. The consummation of the transactions contemplated by the various agreements is expected to take place later in the day on June 29, 2017 (the date of closing, the “Closing Date”). The information set forth under items 1.02, 2.03 and 3.02 of this report is incorporated in this item 1.01 by reference in its entirety.

Notes Facilities

On June 29, 2017, the Company entered into (i) a first lien note purchase agreement (the “First Lien Note Facility”), among the Company, which is the issuer under the agreement, the financial institutions and note purchasers from time to time party to the agreement (the “First Lien Note Purchasers”), and Wells Fargo Bank, National Association, in its capacity as collateral agent for itself and the First Lien Note Purchasers (the “First Lien Collateral Agent”), pursuant to which the Company will issue first lien senior secured notes in an aggregate principal amount of $200 million (the “First Lien Notes”); and (ii) a second lien note purchase agreement (the “Second Lien Note Facility” and, together with the First Lien Note Facility, the “Notes Facilities”) among the Company, which is the issuer under the agreement, the financial institutions and note purchasers from time to time party to the agreement (the “Second Lien Note Purchasers”), and Wells Fargo Bank, National Association, in its capacity as collateral agent for itself and the Second Lien Note Purchasers (the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agent”), pursuant to which the Company (a) will issue second lien senior secured notes in an aggregate initial principal amount of $100 million (the “Initial Second Lien Notes”) and (b) has the ability to draw upon the Second Lien Note Facility and issue second lien delayed draw senior secured notes in an aggregate initial principal amount of $10 million for a period of 18 months after the Closing Date, subject to certain terms and conditions (the “Second Lien Delayed Draw Notes” and, together with the Initial Second Lien Notes, the “Second Lien Notes”; the Second Lien Notes, together with the First Lien Notes, the “Notes”). Funds managed by Ares Management L.P. (“Ares”) are acting as lead purchasers for the Notes Facilities.

On the Closing Date, the Company will utilize the proceeds of the sale of the First Lien Notes and the Initial Second Lien Notes pursuant to the Note Facilities to repay in full (i) all amounts outstanding under its Credit Agreement dated as of July 31, 2013, with SunTrust Bank, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc. (as amended, the “Existing Senior Credit Facility”) and (b) all amounts outstanding under its Priming Credit Agreement, dated as of January 6, 2017, among the Issuer, the lenders from time to time party thereto and SunTrust Bank, as administrative agent (the “Priming Credit Agreement” and, together with the Existing Senior Credit Facility, the “Existing Credit Agreements”). Each of the Existing Credit Agreements will be terminated following such repayment. The Company intends to use the remaining proceeds (which the Company anticipates would be approximately $16.6 million after payment of all fees and expenses of the transaction) of the Notes Facilities and the Private Placement (defined below) for working capital and general corporate purposes.

First Lien Note Facility

The First Lien Notes accrue interest, payable monthly in arrears, at a floating rate or rates equal to, at the option of the Company, (i) the base rate (defined as the highest of the Federal Funds Rate plus 0.5% per annum, the Prime Rate as published by The Wall Street Journal and the one-month London Interbank Offered Rate (“LIBOR”) (subject to a 1.0% floor) plus 1.0%), or (ii) the one-month LIBOR rate (subject to a 1.0% floor), plus a margin of 6.0% if the base rate is selected or 7.0% if the LIBOR Option is selected. The First Lien Notes mature on August 15, 2020, provided that if the Company’s existing 8.875% Senior Notes due 2021 (the “Senior Notes”), are refinanced prior to August 15, 2020, then the scheduled maturity date of the First Lien Notes shall be June 30, 2022.

The First Lien Notes will amortize in equal quarterly installments equal to 0.625% of the aggregate principal amount of the First Lien Note Facility, commencing on September 30, 2019, and on the last day of each third month thereafter, with the balance payable at maturity. The First Lien Notes are pre-payable at the Company’s option at specified premiums to the principal amount that will decline over the term of the First Lien Note Facility. If the First Lien Notes are prepaid prior to the second anniversary of the Closing Date, the Company will be required to pay a make-whole premium based on the present value (using a discount rate based on the specified treasury rate plus 50 basis points) of all remaining interests payments on the First Lien Notes being prepaid prior to the second anniversary of the Closing Date, plus 4.0% of the principal amount of First Lien Notes being prepaid. On or after the second anniversary of the Closing Date, the prepayment premium is 4.0%, which declines to 2.0% on or after the third anniversary of the Closing Date, and declines to 0.0% on or after the fourth anniversary of the Closing Date. The occurrence of certain events of default may increase the applicable rate of interest by 2% and could result in the acceleration of the Company’s obligations under the First Lien Note Facility prior to stated maturity and an obligation of the Company to pay the full amount of its obligations under the First Lien Note Facility.

The First Lien Note Facility contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. In addition, the obligations under the First Lien Note Facility will be guaranteed by joint and several guarantees from the Company’s subsidiaries.

In connection with the First Lien Note Facility, the Company, its subsidiaries and the First Lien Collateral Agent entered into a First Lien Guaranty and Security Agreement, dated as of June 29, 2017 (the “First Lien Guaranty and Security Agreement”). Pursuant to the First Lien Guaranty and Security Agreement, the obligations under the First Lien Notes will be secured by first priority liens on, and security interests in, substantially all of the assets of the Company and its subsidiaries.

The Company expects that the closing of the transactions contemplated by the First Lien Note Facility will occur later in the day on June 29, 2017.

The foregoing description of the First Lien Note Facility and the First Lien Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Note Facility and the First Lien Guaranty and Security Agreement, copies of which are attached as hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Second Lien Note Facility

The Second Lien Notes accrue interest, payable monthly in arrears, at a floating rate or rates equal to, at the option of the Company, (i) one-month LIBOR (subject to a 1.25% floor) plus 9.25% per annum in cash, (ii) one-month LIBOR (subject to a 1.25% floor) plus 11.25% per annum, which amount will be capitalized on each interest payment date, or (iii) one-month LIBOR (subject to a 1.25% floor) plus 10.25% per annum, of which one-half LIBOR plus 4.625% per annum will be payable in cash and one-half LIBOR plus 5.625% per annum will be capitalized on each interest payment date, provided that, in each case, if any permitted refinancing indebtedness with which the Senior Notes are refinanced requires or permits the payment of cash interest, all of the interest on the Second Lien Notes shall be paid in cash. The Second Lien Notes mature on August 15, 2020, provided that if the Senior Notes, are refinanced prior to August 15, 2020, then the scheduled maturity date of the Second Lien Notes shall be June 30, 2022.

The Second Lien Notes are not subject to scheduled amortization installments. The Second Lien Notes are pre-payable at the Company’s option at specified premiums to the principal amount that will decline over the term of the Second Lien Note Facility. If the Second Lien Notes are prepaid prior to the third anniversary of the Closing Date, the Company will need to pay a make-whole premium based on the present value (using a discount rate based on the specified treasury rate plus 50 basis points) of all remaining interests payments on the Second Lien Notes being prepaid prior to the third anniversary of the Closing Date, plus 4.0% of the principal amount of Second Lien Notes being prepaid. On or after the third anniversary of the Closing Date, the prepayment premium is 4.0%, which declines to 2.0% on or after the fourth anniversary of the Closing Date, and declines to 0.0% on or after the fifth anniversary of the Closing Date. The occurrence of certain events of default may increase the applicable rate of interest by 2% and could result in the acceleration of the Company’s obligations under the Second Lien Note Facility prior to stated maturity and an obligation of the Company to pay the full amount of its obligations under the Second Lien Note Facility.

The Second Lien Note Facility contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. In addition, the obligations under the Second Lien Note Facility will be guaranteed by joint and several guarantees from the Company’s subsidiaries.

In connection with the Second Lien Note Facility, the Company, its subsidiaries and the Second Lien Collateral Agent entered into a Second Lien Guaranty and Security Agreement, dated as of June 29, 2017 (the “Second Lien Guaranty and Security Agreement”). Pursuant to the Second Lien Guaranty and Security Agreement, the obligations under the Second Lien Notes will be secured by second priority liens on, and security interests in, substantially all of the assets of the Company and its subsidies.

The Company expects that the closing of the transactions contemplated by the Second Lien Note Facility will occur later in the day on June 29, 2017.

In connection with the First Lien Note Facility and the Second Lien Note Facility, the Company, the First Lien Collateral Agent and the Second Lien Collateral Agent, entered into an intercreditor agreement containing customary provisions to, among other things, subordinate the lien priority of the liens granted under the Second Lien Note Facility to the liens granted under the First Lien Note Facility.

The foregoing description of the Second Lien Note Facility and the Second Lien Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Note Facility and the Second Lien Guaranty and Security Agreement, copies of which are attached as hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Warrants

In connection with the Second Lien Note Facility, the Company will also issue warrants (the “Warrants”) to the purchasers of the Second Lien Notes pursuant to a Warrant Purchase Agreement dated as of June 29, 2017 (the “Warrant Purchase Agreement”). The Warrants entitle the purchasers of the Warrants to purchase shares of Company’s common stock, par value 0.0001 per share (the “Common Stock”), representing at the time of any exercise of the Warrants 4.99% of the Common Stock of the Company on a fully diluted basis, subject to the terms of the Warrant Agreement governing the Warrants, dated as of June 29, 2017 (the “Warrant Agreement”); provided, however, the Warrants may not be converted to the extent that, after giving effect to such conversion, the Warrant holders would beneficially own, in the aggregate, in excess of (i) 19.99% of the shares of Common Stock outstanding as of the Closing Date minus (ii) the shares of Common Stock that will be sold pursuant to the Private Placement described below (the “Conversion Cap”). The Conversion Cap will not apply to the Warrants if the Company obtains the approval of its stockholders for the removal of the Conversion Cap, which the Company is required to take certain steps to attempt to obtain, subject to the terms of the Warrant Agreement.

The Warrants have a 10 year term and an initial exercise price of $2.00 per share, and may be exercised by payment of the exercise price in cash or surrender of shares of common stock into which the Warrants are being converted in an aggregate amount sufficient to pay the exercise price.  The exercise price and the number of shares that may be acquired upon exercise of the Warrants is subject to adjustments in certain situations, including price based anti-dilution protection whereby, subject to certain exceptions, if the Company later issues Common Stock or certain Common Stock Equivalents (as defined in the Warrant Agreement) at a price less than either the then current market price per share or exercise price of the Warrant, then the exercise price will be decreased and the percentage of shares of Common Stock issuable upon exercise of the Warrants will remain the same, giving effect to such issuance. Additionally, the Warrants have standard anti-dilution protections if the Company effects a stock split, subdivision, reclassification or combination of its Common Stock or fixes a record date for the making of a dividend or distribution to stockholders of cash or certain assets. Upon the occurrence of certain business combinations the Warrants will be converted into the right to acquire shares of stock or other securities or property (including cash) of the successor entity.

The Company expects the closing of the transactions contemplated by the Warrant Purchase Agreement will occur later in the day on June 29, 2017.

The foregoing description of the Warrants, the Warrant Agreement and the Warrant Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement and the Warrant Purchase Agreement, copies of which are attached hereto as 4.1 and 10.5, respectively, and incorporated herein by reference.

Private Placement

On June 29, 2017, the Company entered into a Stock Purchase Agreement (the “SPA”) with a fund managed by Ares (the “Stock Purchaser”). Pursuant to the terms of the SPA, the Company will issue and sell to the Stock Purchaser in a private placement (the “Private Placement”) 6,359,350 shares of Common Stock at a price of $2.50 per share, for gross proceeds of approximately $16 million.

The SPA contains customary representations, warranties and covenants, including covenants relating to, among other things, information rights, the Company’s financial reporting, tax matters, listing compliance under the NASDAQ Global Market, and use of proceeds.

The Company expects that the closing of the transactions contemplated by the SPA will occur later in the day on June 29, 2017.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached as hereto as Exhibit 10.6 and incorporated herein by reference.

Registration Rights Agreement

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Stock Purchaser and the holders of the Warrants that will, among other things and subject to certain exceptions, require the Company, upon the request of the Stock Purchaser and holders of the Warrants to register the resale of the shares of Common Stock that will be issued in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants. Pursuant to the terms of the Registration Rights Agreement, these registration rights will not become effective until twelve months after the Closing Date and the costs incurred in connection with such registrations will be borne by the Company.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as hereto as Exhibit 4.2 and incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this report is incorporated in this Item 1.02 by reference in its entirety.

The Company intends use the proceeds of the sale of the Notes described in Item 1.01 to repay in full all amounts outstanding under the Existing Credit Agreements. Upon the Company’s repayment in full of all such amounts outstanding, the Existing Credit Agreements, their respective security arrangements and related rights thereunder will be terminated. As of June 29, 2017, loans in an aggregate principal amount of approximately $291.4 million were outstanding under the Existing Credit Agreements. The obligations under the Existing Credit Agreements are secured by security interests in, substantially all of the assets of the Company and its subsidiaries.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure provided above pursuant to Item 1.01 of this report relating to the Notes Facilities, including the applicable Exhibits, is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The disclosure provided above pursuant to Item 1.01 of this report relating to the Warrants and the Private Placement, including the applicable Exhibits, is incorporated herein by reference.

Item 8.01 – Other Events

On June 29, 2017, the Company issued a press release announcing its entry into the Note Facilities, the SPA and the Warrant Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: June 29, 2017		/s/ Kathryn M. Stalmack
	By:	Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Warrant Agreement, dated as of June 29, 2017, by and among the Company and the subscribers signatory thereto.

4.2	Registration Rights Agreement, dated as of June 29, 2017, by and among the Company and the other parties signatory there

10.1	First Lien Note Purchase Agreement, dated as of June 29, 2017, by and among the Company, the financial institutions and note purchasers from time to time party thereto, and Wells Fargo Bank, National Association, as Collateral Agent.

10.2	First Lien Guaranty and Security Agreement, dated as of June 29, 2017, by and the Company, the subsidiaries of the Company signatory thereto and Wells Fargo Bank, National Association as Collateral Agent.

10.3	Second Lien Note Purchase Agreement, dated as of June 29, 2017, by and among the Company, the financial institutions and note purchasers from time to time party thereto, and Wells Fargo Bank, National Association as Collateral Agent.

10.4

Second Lien Guaranty and Security Agreement, dated as of June 29, 2017, by and the Company, the subsidiaries of the Company signatory thereto and Wells Fargo Bank, National Association as Collateral Agent.

10.5	Warrant Purchase Agreement, dated as of June 29, 2017, by and among the Company and the subscribers signatory thereto.

10.6	Stock Purchase Agreement, dated as of June 29, 2017, by and among the Company and the purchaser signatory thereto.

99.1	Press Release, dated June 29, 2017.